UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported)  February 15, 2006

SUPERIOR ESSEX INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50514	20-0282396
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Interstate North Parkway, Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 657-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Executive Officer Salaries and Annual Bonuses

On February 15, 2006, the Compensation Committee of the Board of Directors (the “Committee”) of Superior Essex Inc. (“Superior”) approved and recommended to the Board of Directors the annual base salary for the chief executive officer and approved the annual base salaries for Superior’s executive officers other than the chief executive officer. The Committee also certified the level of corporate and business unit adjusted EBITDA against targets and the resulting annual bonuses earned by such officers under the 2005 Executive Bonus Plan (the “Executive Bonus Plan”). Based on the Committee’s recommendation, on February 16, 2006, the Board of Directors approved the 2006 base salary for Superior’s chief executive officer and his 2005 annual bonus earned under the Executive Bonus Plan.

The revised base salaries for Superior’s chief executive officer and its other executive officers are as follows:

Name	Salary
Stephen M. Carter	$715,000
David S. Aldridge	400,000
Justin F. Deedy, Jr.	335,000
H. Patrick Jack	332,000
Barbara L. Blackford	300,000

The revised base salaries are effective April 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ESSEX INC.

Dated: February 21, 2006

	By:	/s/ David S. Aldridge
Name: David S. Aldridge
Title: Executive Vice President, Chief Financial Officer and Treasurer